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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of IGEN International, Inc. on Form S-3 of our report dated May 10, 1999, appearing in the Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP

McLean, Virginia
February 3, 2000